                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        N-VIRO INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        N-VIRO INTERNATIONAL CORPORATION
                       3450 W. CENTRAL AVENUE, SUITE 328
                               TOLEDO, OHIO 43606

                             ---------------------

                                                                   April 5, 2002

To all N-Viro International Corporation Stockholders:

     The Board of Directors joins us in inviting you to attend the Annual Meeting of Stockholders. The meeting will be held in the West Point Room of the Toledo Club, 235 14th Street, Toledo, Ohio on May 9, 2002. The meeting will begin at 3:00 p.m. (local time). Registration will begin at 2:30 p.m. Refreshments will be served before the meeting.

     In addition to the matters described in the attached Proxy Statement, we will report on the business and progress of N-Viro during 2001 and for the first quarter of 2002. N-Viro's performance for the year ended December 31, 2001 is discussed in the enclosed 2001 Annual Report to Stockholders.

     We hope you will be able to attend the meeting and look forward to seeing you there.

                                           Sincerely,

                                           /s/ J. Patrick Nicholson
                                           J. PATRICK NICHOLSON
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer

                                           /s/ Terry J. Logan
                                           TERRY J. LOGAN
                                           President and
                                           Chief Operating Officer

                        N-VIRO INTERNATIONAL CORPORATION

                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

                                      AND

                                PROXY STATEMENT

                                  MEETING DATE
                                  MAY 9, 2002

                             ---------------------

                            YOUR VOTE IS IMPORTANT!

  YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                        N-VIRO INTERNATIONAL CORPORATION
                       3450 W. CENTRAL AVENUE, SUITE 328
                               TOLEDO, OHIO 43606

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2002

                             ---------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of N-Viro International Corporation will be held in the West Point Room of the Toledo Club, 235 14th Street, Toledo, Ohio on May 9, 2002. The Annual Meeting will begin at 3:00 p.m. (local time), for the purpose of considering and acting upon:

          1. The election of three Class III Directors for a term of three years.

          2. The ratification of the appointment of Hausser + Taylor, LLP to serve as independent auditors for the Company for its year ended 2002.

          3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 22, 2002, will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof. Information relating to matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this notice.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ James K. McHugh
                                          JAMES K. MCHUGH
                                          Chief Financial Officer, Secretary and
                                          Treasurer

Toledo, Ohio
April 5, 2002

     PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                        N-VIRO INTERNATIONAL CORPORATION
                       3450 W. CENTRAL AVENUE, SUITE 328
                               TOLEDO, OHIO 43606

                             ---------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2002

                             ---------------------

                                    GENERAL

     THIS PROXY STATEMENT IS FURNISHED TO THE STOCKHOLDERS OF N-VIRO INTERNATIONAL CORPORATION (THE "COMPANY") BY ITS MANAGEMENT AND THE BOARD OF DIRECTORS IN CONNECTION WITH THE SOLICITATION OF PROXIES IN THE ENCLOSED FORM TO BE USED IN VOTING AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING"), WHICH IS SCHEDULED TO BE HELD ON THURSDAY, MAY 9, 2002 AT 3:00 P.M. (LOCAL TIME) AS SET FORTH IN THE FOREGOING NOTICE. At the Annual Meeting, the stockholders will be asked to elect three Class III Directors, ratify the appointment of Hausser + Taylor, LLP to serve as independent auditors of the Company and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing with the Secretary/Treasurer of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Secretary/Treasurer of the Company.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies by telephone, facsimile or personal interview. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish these proxy materials to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Corporate Investors Communications to solicit proxies for a fee not to exceed $3,000, plus expenses and other customary charges.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. The three nominees for election as Class III Directors who receive the highest number of votes therefore at the Annual Meeting shall be elected as Class III Directors. The ratification of the appointment of Hausser + Taylor, LLP as independent auditors shall require the affirmative vote of a majority of the holders of shares of common stock present or represented by proxy at the Annual Meeting where a quorum is present.

     The executive offices of the Company are located at 3450 West Central Avenue, Suite 328, Toledo, Ohio 43606. The telephone number is (419) 535-6374. The approximate date on which this material was first sent to stockholders was April 5, 2002. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY, N-VIRO INTERNATIONAL CORPORATION AT THE ABOVE ADDRESS.
               THE DATE OF THIS PROXY STATEMENT IS APRIL 5, 2002.

          VOTING SECURITIES OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Company had outstanding 2,577,433 shares of common stock, $.01 par value per share (the "shares of common stock"), on March 22, 2002. These shares of common stock constitute the only class of outstanding voting securities of the Company. Stockholders of record at the close of business on March 22, 2002 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

     At March 22, 2002, the following were the only persons known to the Company to own beneficially more than 5% of the outstanding shares of common stock:

                                                                 PERCENTAGE OF OUTSTANDING SHARES
                                        SHARES OF COMMON STOCK        OF COMMON STOCK AS OF
NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED              MARCH 22, 2002
------------------------------------    ----------------------   --------------------------------
J. Patrick Nicholson(1)...............         546,038                       21.19%
  2025 Richmond Rd
  Toledo, Ohio 43607
N-Viro Energy Systems, Inc.(2)........         336,769                       13.07%
  3450 West Central Avenue, Suite 328
  Toledo, Ohio 43606
R. Francis DiPrete(3).................         489,272                       18.98%
  255 Ide Road
  Scituate, RI 02857
Worldtech Waste Management, Inc.(4)...         481,472                       18.68%
  272 Allison Gap Rd
  Saltville, VA 24370

---------------

(1) J. Patrick Nicholson is the Chairman and Chief Executive Officer of the Company. The shares attributed to Mr. Nicholson include the 336,769 shares owned beneficially by N-Viro Energy Systems, Inc.

(2) N-Viro Energy Systems, Inc. was formerly the corporate general partner of N-Viro Energy Systems, Limited (the "Partnership"), a limited partnership that was terminated as of December 31, 2001 and was one of the predecessor entities that combined to form the Company in October 1993. The general partners of the Partnership were J. Patrick Nicholson, Chairman and Chief Executive Officer of the Company, N-Viro Energy Systems, Inc., a corporation of which Mr. Nicholson is the controlling stockholder, and four trusts established for the benefit of Mr. Nicholson's children.

(3) R. Francis DiPrete has been a Director of the Company since May, 2000. Mr. DiPrete is also Chief Executive Officer, President and a Director of Worldtech Waste Management, Inc. ("Worldtech"). Mr. DiPrete's shares include: 5,000 shares owned directly and 481,472 shares owned by Worldtech which may be deemed to be beneficially owned by Mr. DiPrete as a result of the positions he holds with Worldtech. Mr. DiPrete disclaims beneficial ownership of the 481,472 Company shares held by Worldtech because he is paid a salary by Worldtech for his services as an employee and otherwise has no economic interest in Worldtech except to the extent of his personal ownership of Worldtech shares.

(4) Worldtech is a privately-held company in the business of waste management.
    R. Francis DiPrete, a Director of the Company, is Chief Executive Officer, President and a Director.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the Board of Directors shall be divided into three classes of equal or approximately equal number and that the number of Directors shall from time to time be fixed and determined by a vote of a majority of the Company's entire Board of Directors serving at the time of such vote. The Directors are elected for a three-year term or until the election and qualification of their respective successors. It is intended by the Board that proxies received will be voted to elect the three Class III Directors named below to serve for a three-year term until their respective successors are elected and have qualified or until their earlier resignation or removal.

     Pursuant to Delaware law, under which the Company is organized, the Company's business, property and affairs are managed under the direction of the Board of Directors. The Board met four times during the year ended December 31, 2001. The Board has appointed standing Audit, Compensation, Finance and Nominating Committees. In 2001, each incumbent Director attended 100% of the aggregate meetings of the Board and the Committees on which they served, except Mr. Carroll, who each attended two of the four meetings.

     The Audit Committee of the Board of Directors currently consists of Mr. Kaiser, Mr. DiPrete and Mr. Haslinger. This committee met three times during the year ended December 31, 2001. The Audit Committee recommends the appointment of auditors and oversees the accounting and internal audit functions of the Company. Mr. Kaiser is retiring from the Board effective May 9, 2002 and will be replaced by Mr. Copeland after this date.

     The Compensation Committee of the Board of Directors currently consists of Mr. Copeland, Mr. DiPrete, Mr. Carroll and Mr. Haslinger. This committee met once during the year ended December 31, 2001. The Compensation Committee determines officers' salaries and bonuses and administers the grant of stock options pursuant to the Company's Stock Option Plan. After May 9, 2002 this committee will be comprised of Mr. Carroll, Mr. Irmscher and Mr. Haslinger.

     The Finance Committee of the Board of Directors currently consists of Mr. Irmscher, Mr. DiPrete, Mr. Carroll and Mr. Kaiser. This committee did not meet during the year ended December 31, 2001. The Finance Committee assists in monitoring cash flow requirements of the Company and approves any internal or external financing or leasing arrangements. After May 9, 2002 this committee will be comprised of Mr. Irmscher, Mr. Carroll and Mr. J.P. Nicholson.

     The Nominating Committee of the Board of Directors currently consists of Dr. Logan, Mr. Copeland and Mr. Michael Nicholson. This committee met once during year ended December 31, 2001. The Nominating Committee considers and recommends to the Board of Directors nominees for election to the Board of Directors. The Nominating Committee may, in its discretion, consider nominations by stockholders proposed for the 2002 Annual Meeting. All stockholder nominations should be directed to N-Viro International Corporation, 3450 W. Central Avenue, Suite 328, Toledo, Ohio 43606, Attention: Secretary/Treasurer. Such stockholder recommendations must be in writing, contain a description of the nominee's qualifications and his or her consent to serve and must be received by the Company no later than January 10, 2003. After May 9, 2002 this committee will be comprised of Dr. Logan, Mr. Copeland and Mr. M. Nicholson.

     If any nominee declines or is unable to accept such nomination to serve as a Class III Director, events which the Board does not now expect, the proxies reserve the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than three Class III Directors.

                                   CLASS III

                            DIRECTORS TO BE ELECTED

     WALLACE G. (JACK) IRMSCHER, AGE 79. Mr. Irmscher has been self-employed as a consultant in the construction and construction materials industry since 1995. Prior to the time, Mr. Irmscher was an officer and Director of Newfoundland Resources and Mining Limited (quarry operation), an entity that was the subject of bankruptcy proceedings in 1995. Mr. Irmscher is a Director of United States Lime and Minerals, Inc. (publicly traded company) and has served as a Director of the Company since May 1995. He is currently a member of the Board's Finance Committee, and was a member of the Board's Audit Committee through March 2002.

     DANIEL J. HASLINGER, AGE 46. Mr. Haslinger is Chief Executive Officer and Owner of Micro Macro Integrated Technologies. Mr. Haslinger is also Chief Executive Officer of both WJZE 97.3FM Mission Radio Broadcasting and Buckeye Beef. Mr. Haslinger is President of N-Viro Filipino, a licensee of the Company.

Mr. Haslinger has served as a Director of the Company since May 1999 and is a member of the Board's Audit and Compensation Committees.

     R. FRANCIS DIPRETE, AGE 47. Mr. DiPrete is a lawyer and is presently President and Board Chairman of Worldtech Waste Management, Inc., which is a Virginia thermal soil remediation facility and specialty waste handler. Mr. DiPrete is also an officer and a member of the Board of Directors of the Ross Corporation, which owns and develops medical device technology. Mr. DiPrete has served as a Director of the Company since May 2000, and is a member of the Board's Audit, Finance and Compensation Committees.

                                    CLASS I

                       DIRECTORS WHOSE TERMS CONTINUE(1)

     BOBBY B. CARROLL, AGE 68. Mr. Carroll is the President and Chief Executive Officer of Pozzolanic Contracting & Supply Co., a supplier of roadway construction materials in the Southeast U.S. Mr. Carroll also acts as a consultant and sales representative to the Company with respect to various matters. Mr. Carroll has served as a Director of the Company since May 1997 and is a member of the Board's Compensation and Finance Committees.

     J. PATRICK NICHOLSON, AGE 65. Mr. Nicholson became Chairman, Chief Executive Officer of the Company in May 1993. In 1979, he founded the Partnership, one of the predecessor entities that combined to form the Company in October 1993. From the Partnership's inception to present, Mr. Nicholson has served as one of its general partners and is the controlling stockholder of N-Viro Energy Systems, Inc., the corporate general partner of the Partnership. Mr. Nicholson has served as a Director of the Company since May 1993.

     B.K. WESLEY COPELAND, AGE 68. Mr. Copeland, a physical chemist, was the Founder of the International Science and Technology Institute, Inc., as well as Founder and Chief Executive Officer of the Foundation for Economic Development. Mr. Copeland has served as a Director of the Company since May 1997, is a member of the Board's Compensation and Nominating Committees, and was appointed to the Board's Audit Committee in April 2002.

                                  CLASS II(2)

                         DIRECTORS WHOSE TERMS CONTINUE

     TERRY J. LOGAN, PH.D., AGE 59. Dr. Logan became Chief Operating Officer and President of the Company in July 1999. From 1971 until his retirement in July 1999, Dr. Logan was a professor of Agronomy at The Ohio State University. Dr. Logan served as President of Pan-American N-Viro Inc. (subsidiary of the Company) from 1994 through 1995 and is the President of Logan Environmental, Inc. (environmental consulting firm). Dr. Logan has been a member of the Board since May 1993.

     MICHAEL G. NICHOLSON, AGE 35. Mr. Nicholson has served as the Vice-President of Sales and Marketing of the Company since December, 1996, and was appointed Senior Vice-President in May 2000. Prior to December 1996, Mr. Nicholson served the Company and the Partnership in various management positions in sales since his hiring in 1990. Mr. Nicholson is the son of J. Patrick Nicholson, Chairman and Chief Executive Officer of the Company. Mr. Nicholson has been a member of the Board since February 1998 and is a member of the Board's Nominating Committee.

     THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR CLASS III DIRECTORS. The nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

---------------

(1) The terms of Messrs. Carroll, J.P. Nicholson and Copeland expire in 2003.

(2) The terms of Messrs. Logan and M. Nicholson expire in 2004.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished as to the Executive Officers of the
Company:

     J. PATRICK NICHOLSON, AGE 65. Mr. Nicholson has served as Chairman and Chief Executive Officer of the Company since its inception in May 1993. As described above, Mr. Nicholson served in a similar capacity to the Partnership prior to that date.

     TERRY J. LOGAN, AGE 59. Dr. Logan has served as President and Chief Operating Officer of the Company since his hiring in July 1999. As described above, Dr. Logan served as a professor at The Ohio State University prior to that date.

     JAMES K. MCHUGH, AGE 43. Mr. McHugh has served as Chief Financial Officer, Secretary and Treasurer of the Company since January 1997. Prior to that date, Mr. McHugh served the Company and the Partnership in various financial positions since his hiring in April 1992.

     MICHAEL G. NICHOLSON, AGE 35. Mr. Nicholson has served as the Vice-President of Sales and Marketing of the Company since December 1996, and was elected Senior Vice-President in May 2000. As described above, Mr. Nicholson served the Company and the Partnership in various management positions in sales.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of March 22, 2002, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares of common stock by each person who is a Director of the Company, a nominee for the Board, each of the named Executive Officers, and by the Directors and Executive Officers of the Company as a group.

                                                            BENEFICIAL OWNERSHIP OF
                                                                 COMMON STOCK
                                                                     AS OF
NAME OF BENEFICIAL OWNER                                        MARCH 22, 2002         PERCENT OF CLASS
------------------------                                    -----------------------    ----------------
Bobby B. Carroll..........................................            87,500(1)              3.39%
B.K. Wesley Copeland......................................            12,900(1)               .50%
R. Francis DiPrete........................................           489,272(1)(4)          18.98%
Daniel Haslinger..........................................             9,800(1)               .38%
Wallace G. Irmscher.......................................            15,025(1)               .58%
Charles B. Kaiser, Jr.....................................            16,350(1)               .63%
Terry J. Logan............................................            73,962(1)              2.87%
James K. McHugh...........................................            36,321(1)              1.41%
J. Patrick Nicholson......................................           546,038(1)(2)          21.19%
Michael G. Nicholson......................................            60,534(1)              2.35%
All Directors and Executive Officers as a group
  (10 persons)............................................         1,347,702(3)             52.29%

---------------

(1) Includes shares not actually owned by such individuals as of March 22, 2002, but of which beneficial ownership could be acquired currently by such individuals upon the exercise of outstanding options.

(2) Includes 336,769 shares owned by N-Viro Energy Systems, Inc., a corporation of which Mr. Nicholson is the controlling shareholder.

(3) Includes an aggregate of 278,900 shares not actually owned by such Directors and Executive Officers as of March 22, 2002, but of which beneficial ownership could be acquired currently by such Directors and Executive Officers upon the exercise of outstanding options.

(4) Includes 481,472 shares actually owned by Worldtech Waste Management, Inc., a privately-held company of which may be deemed to be beneficially owned by Mr. DiPrete as a result of the positions he holds with Worldtech. Mr. DiPrete disclaims beneficial ownership of the Company shares held by

    Worldtech because he is paid a salary by Worldtech for his services as an employee and otherwise has no economic interest in Worldtech except to the extent of his personal ownership of Worldtech shares.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents the total compensation awarded to, earned by, or paid to, the Chief Executive Officer and the Chief Operating Officer during 1999, 2000 and 2001. There were no other Executive Officers of the Company who were serving at the end of 2001 and whose total annual salary and bonus, if any, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION       LONG-TERM       ALL OTHER
                                             -----------------------    COMPENSATION    COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR   SALARY ($)    BONUS ($)   OPTIONS (#)(1)       ($)
---------------------------           ----   ----------    ---------   --------------   ------------
J. Patrick Nicholson................  2001    $131,250      14,300            -0-           -0-
  Chairman and Chief                  2000    $131,250       7,125         12,500           -0-
  Executive Officer                   1999    $131,250         500            -0-           -0-
Terry J. Logan......................  2001    $120,000         300         20,000           -0-
  President and Chief                 2000    $120,000       7,125         12,500           -0-
  Operating Officer                   1999    $ 60,000(2)      500          2,000           -0-

---------------

 (1) The numbers shown represent the number of shares of common stock for which options were granted to the named Executive Officers in 1999, 2000 and 2001.

 (2) The 1999 salary reported for Dr. Logan is for less than a full year; all paid during the six months after he was hired July 1, 1999.

EMPLOYMENT AGREEMENTS

     On June 14, 1999, Dr. Logan entered into a five-year employment agreement with the Company at a minimum annual salary of $144,000, reviewable annually at January 1 during the employment term. Such agreement also provides that Dr. Logan shall be entitled to (i) bonuses to be payable at the discretion of the Board of Directors, (ii) other benefits, including insurance and pension plan, as are provided to other Executive Officers of the Company, and (iii) stock options to purchase 50,000 shares of the Company's common stock. Effective July 1, 1999, Dr. Logan voluntarily agreed to reduce his minimum annual salary to $120,000 for the years ended December 31, 1999, 2000 and 2001.

     On December 2, 1999, Mr. J. Patrick Nicholson entered into a two and one-half-year employment agreement with the Company at a minimum annual salary of $144,000, reviewable annually at January 1 during the employment term. Such agreement also provides that Mr. Nicholson shall be entitled to (i) bonuses to be payable at the discretion of the Board of Directors, (ii) such medical and other benefits, including insurance and pension plan, as are provided to other Executive Officers of the Company, and (iii) stock options to purchase 50,000 shares of the Company's common stock. Effective December 2, 1999, Mr. Nicholson voluntarily agreed to reduce his minimum annual salary to $131,250 for the years ended December 31, 1999, 2000 and 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                           % OF TOTAL                                 VALUE AT ASSUMED
                              NUMBER OF     OPTIONS                                ANNUAL RATES OF STOCK
                              SECURITIES   GRANTED TO                              PRICE APPRECIATION FOR
                              UNDERLYING   EMPLOYEES    EXERCISE OR                     OPTION TERM
                               OPTIONS     IN FISCAL    BASE PRICE    EXPIRATION   ----------------------
NAME                          GRANTED(1)      YEAR       ($/SHARE)       DATE       5% ($)       10% ($)
----                          ----------   ----------   -----------   ----------   --------     ---------
J. Patrick Nicholson........       -0-          n/a          n/a             n/a       n/a           n/a
Terry J. Logan..............    20,000       26.67%        $1.50       12/6/2011    $  -0-(2)    $15,131

---------------

(1) Options vest 20% at the date of Grant, and 20% on each anniversary date of the succeeding four years.

(2) All of the options granted in 2001 would not have positive value even while assuming the stated 5% rate of growth.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              ACQUIRED      VALUE         FISCAL YEAR END(4)          FISCAL YEAR END ($)(5)
                                 ON        REALIZED   ---------------------------   ---------------------------
NAME                         EXERCISE(3)    ($)(3)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------   -----------   -------------   -----------   -------------
J. Patrick Nicholson.......        -0-      $  -0-      75,000         17,500         $   -0-        $   -0-
Terry J. Logan.............        -0-      $  -0-      73,150         33,500         $   -0-        $   -0-

---------------

(3) No options were exercised by the named Executive Officers in 2001.

(4) All options granted prior to November, 1995 have been adjusted to reflect a one-for-four reverse stock split effective October 31, 1995.

(5) Options are "in-the-money" only if the closing market price of the common stock on December 31, 2001 exceeded the exercise price of the options. There were -0- options "in-the-money" that were held by Executive Officers of the Company on December 31, 2001 at $0.87 per share closing price.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for serving as Directors. Effective December 15, 2000, non-employee directors receive a stock option grant of 700 shares of Common Stock of the Company per meeting attended, as approved by the Compensation Committee on December 14, 2000. The Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof.

COMPENSATION COMMITTEE INTERLOCKS

     For the past twelve months, the members of the Compensation Committee consisted of Mr. Copeland, Mr. Carroll, Mr. DiPrete and Mr. Haslinger, each of whom is a non-employee Director of the Company. Mr. Carroll receives consulting and sales representation fees as disclosed in the Certain Relationships and Related Transactions section of this document. Mr. Haslinger is a licensee of the Company for the territory of the Philippine Islands, but has not received any fees or revenue from the Company other than the reimbursement of travel expenses for costs directly related to this territory.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's Executive Officers is determined by the Compensation Committee of the Board of Directors.

     The Committee's compensation philosophy is to provide competitive forms and levels of compensation compared to industrial companies of similar size and business area. This philosophy is intended to assist the

Company in attracting, retaining and motivating executives with superior leadership and management abilities. Consistent with this philosophy, the Committee determines a total compensation structure for each officer, consisting primarily of salary, bonus and stock options. The proportions of the various elements of compensation vary among the officers depending upon their levels of responsibility.

     The Committee establishes salaries at a level intended to be competitive with the average salaries of Executive Officers in comparable companies with adjustments made to reflect the financial health of the Company. Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance.

     Long-term incentives are provided through stock options granted under the Company's Stock Option Plan. The stock options represent an additional vehicle for aligning management's and stockholders' interest, specifically motivating executives to remain focused on the market value of the Common Stock in addition to earnings per share and return on equity goals.

     The Committee, subject to any employment agreements in effect with its Executive Officers, reviews and recommends to the Board of Directors for approval the salaries, bonuses and long-term incentives of the Company's officers, including its most highly compensated Executive Officers. In addition, the Committee grants stock options under the Company's Stock Option Plan to Executive Officers and other selected employees, Directors and to consultants, and otherwise administers the Company's Stock Option Plan.

     With respect to Chief Executive Officer compensation, Mr. Nicholson's base salary for 2001 was $131,250. Mr. Nicholson's base salary is determined by his Employment Agreement which entitles him to a minimum annual base salary of $144,000. See "Employment Agreements." However, Mr. Nicholson has reduced his base salary in each of the six preceding years. He is scheduled to be paid an annual minimum base salary of $131,250 until his scheduled retirement in July 2002. Mr. Nicholson will continue to accept a reduced base salary until such time as the Company's profitability permits payment of the $144,000 annual minimum base salary provided for in his Employment Agreement. In July 2002, Mr. Nicholson will become an outside consultant to the Company, pursuant to the terms of his Consulting Agreement.

     The Committee is also responsible for recommending to the Board of Directors bonus amounts payable to Mr. Nicholson, the Chief Executive Officer. Any bonuses payable will be determined by the Committee, based on the same elements and factors relating to the other Executive Officers of the Company. As the founder and the largest beneficial owner (21.19% of total shares of common stock outstanding) of the Company, Mr. Nicholson has a significant portion of his wealth invested in the Company's stock. Mr. Nicholson's level of stock ownership continues to provide a strong link between Company performance and the resulting rewards.

The Committee has not formulated any policy regarding qualifying compensation paid to the Company's Executive Officers for deductibility under the limits of
Section 162(m) of the Internal Revenue Code of 1986, as amended, because the Committee does not anticipate that any executive officers would receive compensation in excess of such limits in the foreseeable future.

     Compensation Committee of the Board of Directors
     N-Viro International Corporation
        Bobby B. Carroll
        B.K. Wesley Copeland
        Daniel J. Haslinger
        R. Francis DiPrete

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors. We regularly meet privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Committee, and recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from Management. In addition, the Committee reviews the Company's financing plans and reports recommendations to the full Board for approval and to authorize action.

     The Directors who serve on the Committee are all "Independent" for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

     In 2000, the Board adopted a written charter setting out the audit related functions the Committee is to perform. You can find a copy of that charter attached to this proxy statement as Appendix A.

     Management has primary responsibility of the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by Management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statement and met with both Management and Hausser + Taylor, LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     We have received from and discussed with Hausser + Taylor, LLP, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items related to that firm's independence from the Company. We also discussed with Hausser + Taylor, LLP, any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

             /s/ CHARLES B. KAISER, JR.,          Audit Committee Chair
     -------------------------------------------

               /s/ R. FRANCIS DIPRETE,            Audit Committee Member
     -------------------------------------------

              /s/ DANIEL J. HASLINGER,            Audit Committee Member
     -------------------------------------------

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change and the cumulative total shareholder return on the Company's shares against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and an index comprised of Peer Group companies selected by the Company. The Peer Group consists of five companies considered to be either competitors or similar to the Company. Upon written request to the Secretary/Treasurer, N-Viro International Corporation, 3450 West Central Avenue, Suite 328, Toledo, Ohio 43606, the Company shall provide stockholders with the names of the component issuers. The data is for the period beginning December 31, 1996, and ending December 31, 2001.

The calculation assumes that $100 was invested at the close of business on December 31, 1996 and all dividends are assumed to be reinvested.

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------
                               12/31/96    12/31/97    12/31/98    12/31/99    12/29/00    12/31/01
---------------------------------------------------------------------------------------------------
 NASDAQ Index                  100.0       122.5       172.7       320.8       193.0       153.1
 Company                       100.0       111.1        61.3        73.8        72.4        40.4
 Peer Group                    100.0       109.3       125.7        93.8       101.2        87.4

     Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information shall not otherwise be deemed filed under such Acts.

SECTION 16(A) COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers, and persons who own beneficially more than ten percent (10%) of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Bobby B. Carroll, a consultant and sales representative to and Director of the Company, received fees of $60,000 in 2001 for consulting and sales assistance with the operations of the Company facilities located in Tennessee, North Carolina and South Carolina. Mr. Carroll is currently under contract with the Company pursuant to which he will be paid $60,000 per year through 2002. In addition, Pozzolanic Contracting & Supply Co., a company of which Mr. Carroll is the controlling shareholder, sells materials to the Company in the ordinary course of business, the aggregate amount of which was approximately $16,000 in 2001.

     Dr. Terry J. Logan, Ph.D., the Chief Operating Officer, President and Director of the Company, is also the controlling shareholder of Logan Environmental, Inc., an environmental consulting firm which performs administrative services for the Company, and was paid $12,000 for these services in 2001 and 2000.

     James D. O'Neil, P.E., a Director of the Company from August 1997 until March 7, 2002, had been retained as an outside engineering consultant to the Company in 2001 and received consulting fees in the amount of approximately $38,090 through December 31, 2001.

     Michael Nicholson, a Director of the Company, has been employed as Vice-President of Sales and Marketing of the Company since December, 1996, and was appointed Senior Vice-President in May, 2000. Prior to that period, Mr. Nicholson served the Company and the Partnership in various management positions in sales. For the years ended 2001 and 2000, Mr. Nicholson was paid $90,480 and $97,305, including bonuses, respectively, from the Company. Mr. Nicholson is the son of J. Patrick Nicholson, Chairman and Chief Executive Officer of the Company.

                              INDEPENDENT AUDITORS

APPOINTMENT OF HAUSSER + TAYLOR, LLP

     On November 9, 1999, at a meeting of the Board of Directors, Hausser + Taylor, LLP, was approved as the Registrant's engaged certifying independent accountant for the fiscal year ending December 31, 1999.

     Hausser + Taylor, LLP has a continuing relationship with American Express Tax and Business Services Inc. ("TBS") from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, Hausser + Taylor, LLP has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Hausser + Taylor, LLP. Hausser + Taylor, LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

AUDIT FEES

     Audit services of Hausser + Taylor, LLP for the year ended December 31, 2001 included the audit of the financial statements of the Company included in the Annual Report to Shareholders for 2001 and services related to quarterly filings with the Securities and Exchange Commission. Fees for these services totalled approximately $56,000 and $7,800, respectively, for the year ended December 31, 2001. There are no existing direct or indirect understandings or agreements that place a limit on future years' audit fees. The Audit Committee does not consider the fees charged the Company to be incompatible with maintaining the independence of Hausser + Taylor, LLP.

ALL OTHER FEES

     Hausser + Taylor, LLP also provided consultation and assistance on accounting related matters for the year ended December 31, 2001. Fees for these services totalled approximately $2,700 for the year ended December 31, 2001. There are no existing direct or indirect understandings or agreements that place a limit on future years' fees for consultation and assistance on accounting related matters. The Audit Committee does not consider the fees charged the Company to be incompatible with maintaining the independence of Hausser + Taylor, LLP.

     PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Hausser + Taylor, LLP served as independent auditors of the Company for the year ended December 31, 2001 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 2002. Hausser + Taylor, LLP became the Company's independent auditors on November 9, 1999, succeeding McGladrey & Pullen, LLP which served as the Company's independent auditors of the Company since January 10, 1996. Although the submission of this matter for approval by the stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If the appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2003 because of the difficulty and expense of making such a substitution. A representative of Hausser + Taylor, LLP, is expected to attend the Annual Meeting and will be available to respond to appropriate questions. That representative will have the opportunity to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF HAUSSER + TAYLOR, LLP. The affirmative vote of the holders of a majority of shares of common stock present in person or by proxy at the Annual Meeting will be required for such ratification.

                                 OTHER MATTERS

     The Company is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     The Board of Directors requests that any shareholder proposals intended for inclusion in the Company's proxy materials for the 2003 Annual Meeting be submitted to James K. McHugh, Chief Financial Officer, Treasurer and Corporate Secretary of the Company, in writing no later than January 10, 2003. Unless the Company has been given written notice by February 18, 2003 of a shareholder proposal to be presented at the 2003 Annual Meeting other than by means of inclusion in the Company's proxy materials for the meeting, persons named in the proxies solicited by the Board of Directors for the meeting may use their discretionary voting authority to vote against the proposal.

                                          By the Order of the Board of Directors

                                          /s/ James K. McHugh
                                          JAMES K. MCHUGH
                                          Chief Financial Officer, Secretary and
                                          Treasurer

                                                                      APPENDIX A

                        N-VIRO INTERNATIONAL CORPORATION

                            AUDIT COMMITTEE CHARTER

                                    PURPOSE

     This Charter has been adopted by the Board of Directors (the "Board") of N-Viro International Corporation, a Delaware corporation (the "Company"), on June 5, 2000 for the sole purpose of setting forth the roles and responsibilities of the Audit Committee (the "Committee") of the Board.

                         ORGANIZATION AND QUALIFICATION

     The Committee shall be composed of not less than three directors, all of whom shall be designated by the Board from time to time in accordance with the requirements set forth in this paragraph. Except as otherwise permitted by applicable laws, rules and regulations and approved by the Board, no director who is not considered "independent" under the NASDAQ listing standards may be a member of the Committee and any questions relating to the status of a director as being "independent" shall be resolved by the Board. Members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

                             ROLE OF THE COMMITTEE

     The Committee shall assist the Board in fulfilling its oversight responsibilities by monitoring and reviewing the corporate accounting and reporting practices of the Company.

                       RESPONSIBILITIES OF THE COMMITTEE

     The Committee shall be responsible for obtaining the approval of the Board of this Charter and to review the Charter at least annually and recommend changes to it as it shall see fit. Specifically, the Committee shall:

     - Recommend to the Directors the independent auditors to be selected or proposed to the stockholders to audit the financial statements of the Company and its subsidiaries; provided, however, that the Board is ultimately responsible for the engagement and evaluation of the independent auditors and the independent auditors shall be accountable to the Board and the Committee.

     - Discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec.380), as it may be modified or supplemented, receive, in connection with any audit by the independent auditors of the financial statements of the Company, the written disclosures and the letter from the independent auditors regarding the independent auditors' independence required by Independence Standards Board Standard No. 1, as it may be modified or supplemented, and discuss with the independent auditors the independent auditors' independence.

     - Review the quarterly financial statements of the Company and its subsidiaries with management and the independent auditors prior to the issuance of a press release of such results or filing of the Form 10-Q. The Chairman of the Committee may represent the Committee for this purpose.

     - Review the annual financial statements of the Company and its subsidiaries to be filed on Annual Report Form 10-K with management and the independent auditors and report the results of the annual audit to the Board and confirm that the independent auditors are satisfied with the disclosure and content of the financial statements and the cooperation received from management during the course of the audit.

     - Review with management and the independent auditors any significant financial reporting issues and practices including any changes in, or adoptions of, accounting principles and disclosure practices and the adequacy and effectiveness of the accounting and financial controls of the Company.

     - Investigate any matter brought to the attention of the Committee within the scope of its duties.

     - Provide such reports in the proxy statements of the Company as are required of the Committee by applicable law or exchange regulation (including, without limitation, pursuant to Item 7(e)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Item 306 of Regulation S-K promulgated under the Exchange Act).

     - Based on its reviews, discussions and other actions taken as described above, determine whether it shall recommend to the Board that the annual financial statements for any fiscal year of the Company be included in the Company's Annual Report on Form 10-K for such fiscal year and recommend such inclusion if the Committee shall determine to do so.

                                   PROCEDURES

     The Committee shall meet in accordance with an established schedule and special meetings may be called by the Chairman of the Committee or by any two other members as deemed appropriate by them. The Committee shall meet (a) out of the presence of management, with the independent auditors on a regular basis,
(b) with representatives of senior management quarterly and (c) with other employees of the Company as the Committee shall determine in connection with the Company's performance of its internal audit procedures. In addition, but not in lieu of any of the meetings described in the immediately preceding sentence, the Committee may take action through further meetings or through a written consent in lieu of any special meeting.

     A number of members of the Committee equal to at least a majority of the whole Committee shall constitute a quorum for the transaction of any business by the Committee, whether at a meeting or by written consent.

     The Committee shall report its activities to the full Board whenever the approval of the Board is required or when Committee members determine that a matter necessitates deliberation or inquiry by the full Board. In addition, the Board may call for a report of the Committee at any time, as determined by the Board.

     The Committee shall utilize adequate Company resources to conduct, or have conducted, such regular and special reviews and examinations as are necessary to fulfill its responsibilities. Additionally, the Committee may retain special counsel or experts when the circumstances warrant such actions, after notice to the Chairman of the Board.

LIMITATIONS ON SCOPE

     The Committee members shall serve on the Committee from time to time, subject to the understanding on their part and the part of Company management and employees and the independent auditors that:

     - The Committee members expect the Company's management and employees and the independent auditors to cooperate with the Committee and to provide the Committee with prompt and accurate information so that the committee can discharge its duties properly.

     - To the extent permitted by law, the Committee and the members thereof shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

     - The Committee members, in agreeing to serve on the Committee, do so in reliance on, among other things, the indemnification and advancement of expenses provisions of the Company's Certificate of

       Incorporation and other applicable indemnification provisions in any agreement between the Company and any member of the Committee.

     - While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are true and fair or in accordance with generally accepted accounting principles as applied in the United States. These are the responsibility of the independent auditors and the Board, respectively.

     - While the Committee is encouraged to act as a link between the independent auditors, management and the Board, including as a conduit for the independent auditors and management to raise matters of importance, which may include items of dispute, and to initiate or request investigations of matters that it considers necessary or appropriate to carry out its responsibilities under this Charter, it is not the duty nor the obligation of the Committee to conduct investigations, to resolve disputes or disagreements, if any, between management and the independent auditors or to assure compliance with applicable laws and/or regulations or the Company's Code of Conduct.

                            PUBLIC FILING OF CHARTER

     To the extent required by the rules and regulations of the Securities and Exchange Commission (including, without limitation, Item 7(e)(3) of Schedule 14A promulgated under the Exchange Act), this Charter shall be publicly filed as an appendix to the proxy statements of the Company with respect to Annual Meetings of the Stockholders of the Company.

                                    MINUTES

     The proceedings and decisions of the Committee shall be recorded in minutes, which shall be circulated to all members of the Committee for approval prior to their signature by the Chairman of the Committee and then circulation to the members of the Board. The Company Secretary shall be the Secretary of the Committee.

MEMBERS.

     As of the date of adoption of this Charter, the members of the Committee were:
                                          Wallace G. (Jack) Irmscher
                                          Charles B. Kaiser, Jr.
                                          Daniel J. Haslinger

                        N-VIRO INTERNATIONAL CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         Annual Meeting of Stockholders
                             To Be Held May 9, 2002

         Revoking all prior proxies, the undersigned, a stockholder of N-VIRO INTERNATIONAL CORPORATION (the "Company"), hereby appoints J. Patrick Nicholson, Terry J. Logan and James K. McHugh, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the undersigned in the Company at the Annual Meeting of Stockholders of the Company to be held in the West Point Room of the Toledo Club, 235 14th Street, Toledo, Ohio on May 9, 2002 at 3:00 p.m., local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.


1.  Election of Class III     FOR all nominees listed below                   WITHHOLD AUTHORITY
    Directors                 (Except as marked to the contrary below) [ ]    to vote for all nominees listed below [ ]

Nominees: Wallace G. (Jack) Irmscher, Daniel J. Haslinger and R. Francis DiPrete

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-------------------------------------------------------------------------------

2. Ratify the appointment of Hausser + Taylor, LLP as independent auditors.

              [ ]  FOR               [  ]  AGAINST           [ ] ABSTAIN


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)








         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS CLASS III DIRECTORS AND FOR PROPOSAL 2.

         Please sign exactly as name appears below.

         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.



                                       Dated_____________________________, 2002



                                       ----------------------------------------
                                                       Signature



                                       ----------------------------------------
                                            Signature  (if held jointly)

                                       [ ]  PLEASE CHECK HERE IF YOU PLAN TO
                                            ATTEND THE ANNUAL MEETING